EXHIBIT 24


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Liz Claiborne, Inc.'s previously filed Registration Statement on Form S-8 File No. 2-95258.







/s/Arthur Andersen LLP

New York, New York
June 29, 1999